Exhibit 99

SILICON LABORATORIES ANNOUNCES CFO SUCCESSION PLAN

— Chief Accounting Officer and VP of Finance, Paul Walsh, Will Replace Bill Bock —

AUSTIN, Texas — March 28, 2011 — Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today announced the succession plan for the company’s chief financial officer, Bill Bock, who is stepping down this year. Paul Walsh, Silicon Labs’ current chief accounting officer and vice president of finance, will become the company’s CFO on July 3, 2011. Mr. Bock is expected to re-join the company’s board of directors at that time and will remain on the management team as senior vice president through the end of the year to support a smooth transition.

Mr. Walsh, age 46, joined Silicon Laboratories in 2004 as the director of finance for worldwide operations. He was appointed corporate controller in 2005 and served as interim CFO in 2006 until Mr. Bock resigned from the company’s board of directors to accept the CFO position. In Mr. Walsh’s current role as chief accounting officer and vice president of finance, he leverages his deep financial acumen to manage finance and accounting functions worldwide and support the company’s merger and acquisition activities.

In addition to helping to build Silicon Laboratories’ global finance organization and contributing to the company’s disciplined and transparent approach to financial reporting, Mr. Walsh brings nearly two decades of experience in the semiconductor industry to the CFO role. He has held significant business operations, financial planning and analysis, and international finance and accounting positions at Analog Devices, Teradyne and PerkinElmer, where he supported multi-hundred-million-dollar businesses. He has an M.B.A. from Boston University and a B.S. in mechanical engineering from the University of Maine.

“I have thoroughly enjoyed being a part of such a strong management team. During my time with the company, we successfully repositioned the business to deliver a best-in-class operating model after a strategic divestiture, completed over $600 million in share repurchases, grew the business to a half billion dollars and completed five acquisitions,” said Bill Bock, chief financial officer of Silicon Laboratories. “Paul and I have worked closely together to achieve these objectives, and I have complete confidence in his ability to help lead Silicon Labs in its efforts to become a one-billion-dollar company. I look forward to continuing my connection with Silicon Labs and re-joining the board of directors.”

“Bill has been a tremendous asset to the organization, and I would like to thank him for the stewardship he provided throughout his tenure,” said Necip Sayiner, president and CEO of Silicon Laboratories. “I look forward to continuing to work with him as a board director, and I’m pleased to have a high-caliber and proven executive like Paul step into this leadership role.”

Silicon Laboratories Inc.

Silicon Laboratories is an industry leader in the innovation of high-performance, analog-intensive, mixed-signal ICs. Developed by a world-class engineering team with unsurpassed expertise in mixed-signal design, Silicon Labs’ diverse portfolio of patented semiconductor solutions offers customers significant advantages in performance, size and power consumption. For more information about Silicon Labs, please visit www.silabs.com.

Cautionary Language

This press release may contain forward-looking statements based on Silicon Laboratories’ current expectations. These forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. For a discussion of factors that could impact Silicon Laboratories’ financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, (512) 464 9254, shannon.pleasant@silabs.com

###